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                                                                   Exhibit 23.3


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation by reference into the previously filed Form S-8 Registration Statement, File No. 333-94763 of California Community Bancshares, Inc. of our report dated February 25, 1998, relating to the consolidated statements of operations and cash flows of California Financial Bancorp and subsidiary (formerly known as "Belvedere Bancorp and subsidiary") for the period from inception (September 11, 1997) through December 31, 1997, appearing in the annual report on Form 10-K of California Community Bancshares, Inc. for the year ended December 31, 1999.


/s/ Arthur Andersen


Orange County, California
April 14, 2000